UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 17, 2006
WINDSTREAM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-32422	20-0792300

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4001 Rodney Parham Road, Little Rock, Arkansas	72212

(Address of principal executive offices)	(Zip Code)
(501) 748-7000
Registrant’s telephone number, including area code
Valor Communications Group, Inc.,
201 East John Carpenter Freeway, Suite 200, Irving, Texas 75062
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 1.02 Termination of a Material Definitive Agreement
Item 2.01 Completion of Acquisition or Disposition of Assets
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant
Item 5.01 Changes in Control of Registrant
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Item 5.03 Amendment to Certificate and Bylaws
Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURE
Indenture
First Supplemental Indenture
Registration Rights Agreement
First Supplemental Indenture
Transition Services Agreement
Reverse Transition Services Agreement
Tax Sharing Agreement
First Amendment to Securityholders Agreement
Credit Agreement
Assumption Agreement
Amendment No. 1 to the Employee Benefits Agreement
Performance Incentive Compensation Plan
Supplemental Medical Expense Reimbursement Plan
Benefit Restoration Plan
Executive Deferred Compensation Plan
Management Deferred Compensation Plan
Form of Indemnification Agreement
Form of Restricted Shares Agreement - Designated Executives
Form of Restricted Shares Agreement - Non-Employee Directors
Director Compensation Program
Code of Ethics
Unaudited Pro Forma Condensed Combined Financial Statements

Item 1.01 Entry into a Material Definitive Agreement.
     On July 17, 2006 (the “Closing Date”), Valor Communications Group Inc. (“Valor”), Alltel Corporation (“Alltel”) and Alltel Holding Corp., then a wholly-owned subsidiary of Alltel (“Spinco”), consummated the previously disclosed spin-off of Spinco, which held Alltel’s wireline telecommunications business, and the merger of Spinco with and into Valor.
     On the Closing Date, pursuant to the Distribution Agreement, dated as of December 8, 2005 (the “Distribution Agreement”), by and between Alltel and Spinco, Alltel consummated a series of preliminary restructuring transactions to effect the transfer to Spinco’s subsidiaries of all of the assets relating to Alltel’s wireline telecommunications business, and the transfer to Alltel’s subsidiaries of all of the assets not relating to the wireline business. Following these preliminary restructuring transactions, and immediately prior to the effective time of the Merger (as defined below), Alltel contributed (the “Contribution”) all of the stock of the Spinco subsidiaries to Spinco in exchange for (i) all of Spinco’s common stock, to be distributed to Alltel’s stockholders pro rata in the spin-off as a tax free stock dividend (the “Distribution”), (ii) the payment to Alltel of a special dividend in the amount of $2,275,082,848 and (iii) the distribution by Spinco to Alltel of $1,746,000,000 aggregate principal amount of 8.625% senior notes due 2016 of Spinco. In addition, Spinco assumed approximately $262,000,000 principle amount of long-term debt that had been issued by Alltel’s wireline subsidiaries of which approximately $81,000,000 was immediately repaid.
     Immediately following the Distribution, and pursuant to the Merger Agreement dated December 8, 2005, by and among Alltel, Spinco and Valor (the “Merger Agreement”), Spinco was merged with and into Valor (the “Merger”), with Valor continuing as the surviving corporation. As a result of the Merger, each share of Spinco common stock distributed to a third party exchange agent for the benefit of Alltel stockholders in the Distribution was converted into the right to receive 1.0339267 shares of Valor common stock. As a result, Valor issued approximately 403 million shares of its common stock. In the aggregate, immediately following the Merger, Alltel’s stockholders owned approximately 85% of the outstanding equity interests of the surviving corporation in the Merger, and the stockholders of Valor owned the remaining 15% of such equity interests. No fractional shares of Valor common stock were issued in the Merger. Stockholders of Alltel that would otherwise be entitled to receive a fractional share of Valor common stock in the Merger will instead be entitled to receive the cash value of such fractional share. Immediately following the Merger, Valor was renamed Windstream Corporation (“Windstream”), which began trading on the New York Stock Exchange on July 18, 2006 under the ticker symbol “WIN.”
     On the Closing Date, Windstream issued a press release announcing the completion of the Merger. A copy of the Press Release issued by Windstream on the Closing Date is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Transition Services Agreements
     In connection with the consummation of the transactions contemplated by the Distribution Agreement and the Merger Agreement, Windstream, as successor to Spinco, and Alltel entered into as of the Closing Date, a Transition Services Agreement (the “Transition Services Agreement”) and a Reverse Transition Services Agreement (the “Reverse Transition Services Agreement” and, together with the Transition Services Agreement, the “Transition Services Agreements”), pursuant to which Windstream and Alltel will provide each other with various services, including those relating to (a) information technology systems, (b) billing, (c) human resources, (d) customer service, (e) accounting and finance, (f) engineering and networking, (g) sales and marketing, (h) operations, (i) real estate, (j) branding, and (k) capital asset management, for a period of not more than one year, unless otherwise extended or terminated in accordance with the terms of such agreements.
     Pursuant to the Transition Services Agreements, Windstream and Alltel have agreed to indemnify each other for losses arising out of a default by the other party in the performance of its obligations under the Transition Services Agreements. Indemnification is limited to actual damages, which cannot exceed the amount of compensation payable to the provider of the services. The Transition Services Agreements may be terminated in whole or in part if among other things, (i) Alltel desires to terminate such agreements, upon 30 days’ prior written notice to Windstream, (ii) Alltel fails to pay for transition services within 30 days of receipt of an invoice relating to such services, (iii) either party defaults in any material respect in the performance of the agreement, or (iv) either party becomes insolvent, bankrupt or a receiver or trustee is appointed for either party. In addition, the recipient of services has the right to terminate any transition service, in whole or in part, upon 30 days’ prior written notice to the provider of such service. If the Transition Services Agreements are terminated, both parties must return any and all property of a proprietary nature involving the other party within 30 days.
     The foregoing descriptions of the Transition Services Agreement and the Reverse Transition Services Agreement are qualified in their entirety by reference to the full text of Transition Services Agreement and the Reverse Transition Services Agreement copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.
Tax Sharing Agreement
     In connection with the consummation of the transactions contemplated by the Distribution Agreement and the Merger Agreement, Windstream, as successor to Spinco, and Alltel also entered into a Tax Sharing Agreement (the “Tax Sharing Agreement”) that allocates the responsibility for (a) filing tax returns and preparing other tax-related information and (b) the liability for payment and the benefit of refund or other recovery of taxes, each effective as of the Closing Date.
     Pursuant to the Tax Sharing Agreement, Alltel has agreed to file or cause to be filed any consolidated, combined or unitary income tax return that (i) includes both Alltel and its affiliates and Spinco and its affiliates and (ii) relates to or includes any taxable period on or prior to the Closing Date. Windstream agreed to submit to Alltel any such income tax return that relates to or includes any taxable period on or prior to the Closing Date, and to make or cause to be made any and all changes requested by Alltel to those returns in respect of items for which Alltel has responsibility under the Tax Sharing Agreement. Windstream also agreed not to file or allow to be filed any such income tax return prior to receiving Alltel’s written approval of such return, not to be unreasonably withheld, delayed or conditioned.
     Windstream agreed to indemnify Alltel against: (i) any net liability for income taxes of Spinco or its affiliates attributable to the treatment of payments received from a federal or state universal services fund in respect of the wireline business for the period from January 1, 1997 to the Closing Date, (ii) any non-income taxes arising prior to the Closing Date of the Merger and relating to Spinco and its affiliates or to the employees, assets or transactions relating to Spinco’s business, except for non-income taxes arising in respect of the preliminary restructuring of Spinco and its subsidiaries and the distribution of the stock of Spinco to a third party distribution agent for the benefit of the stockholders of Alltel, and (iii) any liability for taxes arising after the spin-off attributable to Spinco and its affiliates or to the employees, assets or transactions relating to Spinco’s business.
     Alltel agreed to indemnify Windstream against any taxes of Alltel and its affiliates or Spinco and its affiliates, other than (i) taxes specifically allocated to Windstream under the Tax Sharing Agreement or (ii) taxes for which Windstream has indemnified Alltel pursuant to the Merger Agreement. Windstream and Alltel agreed that each is entitled to any refund of or credit for taxes for which it is responsible under the Tax Sharing Agreement, including equitably apportioned refunds for any taxable period consisting of days both before and after the Distribution. Pursuant to the Tax Sharing Agreement, all prior tax sharing or tax allocation agreements or practices between Alltel and its affiliates, on the one hand, and Spinco or any of its subsidiaries, on the other hand, was terminated as of the Closing Date of the Merger.
     Carrybacks and Amended Returns. Pursuant to the Tax Sharing Agreement, the parties agreed that tax attributes from a period after the Closing Date of the Merger will not be carried back by Windstream or any of its subsidiaries to a pre-closing date tax return unless required by law or Alltel so consents. If a carryback is required by law or if Alltel so consents, then any tax benefit realized with respect to the carryback will be remitted to Windstream. Windstream agreed not to file any amended income tax return of Spinco or its affiliates, or any non-income tax return that is filed on a combined basis with Alltel and its affiliates, in each case with respect to returns for periods prior to the distribution, without first obtaining the consent of Alltel.
     Timing Adjustments. Windstream and Alltel agreed to pay to the other the amount of any tax benefit that result from any timing adjustment that (i) decreases deductions, losses or tax credits or increases income, gains or recapture of tax credits of the other and (ii) permits the paying party to increase deductions, losses or tax credits or to decrease income, gains or recapture of tax credits.
     Deductions for Restricted Stock. Windstream and Alltel agreed that Alltel and its affiliates will be entitled to claim all deductions resulting from the vesting of shares of restricted stock of Alltel issued prior to the Closing Date unless otherwise required by law, in which case Windstream will pay to Alltel the amount of any tax benefit realized by Windstream or its affiliates from any such deduction.

     Deductions for Transaction Expenses. Windstream and Alltel agreed in principle to an allocation between Alltel and its affiliates and Spinco and its affiliates of deductions for certain costs and expenses related to the spin-off and the Merger and agreed that, if a cost or expense so allocated to Spinco is borne economically by Alltel, Windstream will pay to Alltel the amount of any resulting tax benefit.
     Tax Contests. Windstream and Alltel agreed to promptly notify the other party in writing upon receipt of a written communication from any taxing authority with respect to any pending or threatened audit, dispute, suit, action, proposed assessment or other proceeding concerning any tax return for which the other may be liable under the Tax Sharing Agreement. Windstream will have sole control of any income tax contest in respect of any return related exclusively to periods following the closing date of the Merger, while Alltel will maintain sole control of any other income tax contest of Spinco or its affiliates, provided that, in the case of a contest relating to income taxes for which Alltel is responsible under the Tax Sharing Agreement, Alltel will provide Windstream with an opportunity to review and comment and to participate in such tax contest at its own expense.
     Cooperation. Windstream and Alltel will cooperate in the filing of tax returns and the conduct of any audit or other proceeding related to taxes, as well as in the retention of tax-related records and access thereto. Each party also agreed to treat the Distribution, the Merger and the related transactions in a manner such that no gain or loss is recognized by any of Alltel, Spinco or Valor and their respective stockholders.
     The foregoing description of the Tax Sharing Agreement is qualified in its entirety by reference to the full text of the Tax Sharing Agreement which is attached hereto as Exhibit 10.3 and incorporated herein by reference.
Amended Securityholders Agreement
     On the Closing Date, Windstream entered into the First Amendment to Securityholders Agreement (the “Amended Securityholders Agreement”), by and among Valor and Welsh, Carson, Anderson & Stowe and certain individuals affiliated therewith (which are collectively referred to herein as “WCAS”), Vestar Capital Partners and certain individuals affiliated therewith (which are collectively referred to herein as “Vestar”), and certain other stockholders of Valor. The Amended Securityholders Agreement provides that, among other things, (i) WCAS will agree not to sell, transfer or otherwise dispose of Valor shares for a period of 90 days after consummation of the Merger and (ii) Windstream will file and use its reasonable best efforts to have declared effective an “evergreen” shelf registration statement permitting sales of securities of Windstream by WCAS and Vestar as soon as practicable after consummation of the Merger. WCAS and Vestar will have customary piggyback registration rights in connection with any registration by Valor of sales of its equity securities (other than on Forms S-4 or S-8).
     The foregoing description of the Amended Securityholders Agreement is summary in nature and is qualified in its entirety by reference to the Amended Securityholders Agreement, a copy of which is attached hereto as Exhibit 10.4 and incorporated herein by reference.
New Credit Facilities
     On the Closing Date, Spinco entered into new credit facilities providing for an aggregate amount of $3.3 billion in financing, consisting of a senior secured five-year revolving credit facility in a principal amount of $500 million (the “Revolver”) and a senior secured term loan facility in an aggregate amount of $2.8 billion which consists of sub-facilities in the following amounts: (i) Tranche A Term Loan Facility — $500 million, (ii) Tranche B Term Loan Facility — $1.9 billion, and (iii) Tranche C Term Loan Facility — $400 million. The term loan facilities and the Revolver are referred to herein as the “New Credit Facilities.” Following effectiveness of the Merger, Windstream executed an Assumption Agreement (the “Assumption Agreement”) assuming the obligations of Spinco under the New Credit Facilities.
     Any amounts Windstream borrows under the Tranche C Term Loan Facility must be borrowed prior to November 17, 2006 and can only be used to purchase any of Windstream’s outstanding 7.75% Senior Notes due 2015 that are tendered pursuant to the terms thereof in connection with the Merger. The Revolver will be available to pay fees and expenses in connection with the Merger, for working capital and for general corporate purposes and up to $30 million will be available for letters of credit.

     J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, Citigroup Global Markets Inc. and Wachovia Capital Markets, LLC, or their affiliates, together with Barclays Capital Inc., or its affiliates, and certain other lenders will serve as lenders and/or agents under the New Credit Facilities.
     Maturity and Amortization. The Tranche A and Tranche C term loans will mature in five years and the Tranche B term loans will mature in seven years. The Tranche A and Tranche C term loans will be amortized quarterly according to the following schedule:
(i)	each quarter of Year 1 — 0%;

(ii)	each quarter of Year 2 — 1.25%;

(iii)	each quarter of Year 3 — 2.50%;

(iv)	each quarter of Year 4 — 3.75%;

(v)	each of the first three quarters of Year 5 — 5.0%; and

(vi)	at maturity — 55.0%.
     The Tranche B term loans will be amortized quarterly with 0.25% of the loans being payable quarterly in equal installments in each quarter of the second through sixth years and the first three quarters of the seventh year, with the balance being payable at maturity.
     Interest Rate and Fees. Outstanding borrowings under the New Credit Facilities will accrue interest at (i) the base rate plus a fixed margin of 0.25% in the case of the Revolver, the Tranche A Term Loan Facility and the Tranche C Term Loan Facility and 0.75% in the case of the Tranche B Term Loan Facility or (ii) LIBOR plus a fixed margin of 1.25% in the case of the Revolver, the Tranche A Term Loan Facility and the Tranche C Term Loan Facility and 1.75% in the case of the Tranche B Term Loan Facility. Windstream will pay a commission on letters of credit issued under the New Credit Facilities at a rate equal to the LIBOR margin applicable to revolving loans.
     Windstream will pay certain fees with respect to the New Credit Facilities, including: (i) a commitment fee of 0.25% per annum (subject to step-downs based on Windstream’s leverage ratio) on the average daily amount of the unused Revolver and unused portion of the Tranche C Term Loan Facility, (ii) fronting fees at a rate of 0.25% per annum on letters of credit issued under the New Credit Facilities and (iii) customary annual administration fees.
     Mandatory Prepayments. Subject to certain conditions and exceptions, the New Credit Facilities will require Windstream to prepay outstanding term loans in an amount equal to 100% of the net proceeds from dispositions of assets and casualty insurance condemnation awards and similar recoveries in each case which are not reinvested within 1 year.
     Voluntary Prepayments. The New Credit Facilities will provide for voluntary commitment reductions and prepayments of loans, subject to certain conditions and restrictions.
     Covenants. The New Credit Facilities contain affirmative and negative covenants that, among other things, limit or restrict Windstream’s ability (as well as those of its subsidiaries) to create liens and encumbrances; incur debt merge dissolve, liquidate or consolidate, make acquisitions and investments; dispose of or transfer assets; pay dividends or make other payments in respect of its capital stock; amend material documents; change the nature of its business; make certain payments of debt; engage in certain transactions with affiliates; enter into sale/leaseback or hedging transactions, and make capital expenditures.
     In addition, the financial covenants under the New Credit Facilities will require Windstream to maintain certain ratios, including a minimum interest coverage ratio of 2.75 to 1.0 and a maximum leverage ratio of 4.50 to 1.0.

     Guarantees and Collateral. Windstream’s obligations under the New Credit Facilities will be guaranteed by all of its current and future domestic subsidiaries, except any subsidiaries with total assets of not more than $5,000,000 (subject to an aggregate limit for all such subsidiaries of $25,000,000) and any subsidiaries for which state regulatory approval is required for the Merger or would be required for any guarantee, which include, without limitation, Windstream’s regulated subsidiaries that operate in Florida, Georgia, Kentucky, Mississippi, Missouri, Nebraska, New York, North Carolina, Ohio and Pennsylvania as well as Windstream Communications Inc., which holds certain of Windstream’s long distance and CLEC licenses. In addition, Windstream’s obligations will be guaranteed by any other subsidiaries that guarantee Windstream’s other debt obligations of any loan party under the New Credit Facilities. Each guarantee will be secured by substantially all of the tangible and intangible personal property assets of the applicable guarantor.
     Events of Default. The New Credit Facilities will contain customary events of default such as non-payment of obligations under the New Credit Facilities, violation of affirmative and negative covenants, material inaccuracy of representations, defaults under other material debt, bankruptcy, ERISA and judgment defaults, loss of material regulatory licenses, change of control and loss of lien perfection or priority or unenforceability of guarantees.
     The foregoing description of the New Credit Facilities and the Assumption Agreement is summary in nature and is qualified in its entirety by reference to the New Credit Facilities and the Assumption Agreement, copies of which are attached hereto as Exhibit 10.5 and 10.6, respectively, incorporated herein by reference.
Indenture
     On the Closing Date, Windstream completed its private offering of $2,546,000,000 aggregate principal amount of its senior notes, which included $1,746,000,000 in aggregate principal amount of its 8 5/8% senior notes due 2016 (the “2016 Notes”) issued at 97.547% of par and $800 million aggregate principal amount of its 8 1/8% senior notes due 2013 (the “2013 Notes” and, together with the 2016 Notes, the “Notes”) at par.
     Windstream issued the 2016 Notes and the 2013 Notes pursuant to an Indenture dated July 17, 2006 (the “Indenture”), among Alltel Holding Corp. (now known as Windstream Corporation), the guarantors (as defined therein) and SunTrust Bank, as trustee (the “Trustee”) as supplemented by the First Supplemental Indenture, dated July 17, 2006 among Windstream, the additional guarantors named therein and the Trustee (the “First Supplemental Indenture”). Pursuant to the terms of the Indenture, the Notes are senior unsecured obligations of Windstream and will rank equally with Windstream’s unsecured unsubordinated debt, senior to any of Windstream’s subordinated debt and effectively subordinated to Windstream’s secured debt to the extent of the assets securing such debt including all borrowings under the New Credit Facilities. Windstream’s obligations under the Notes are jointly and severally guaranteed by all of Windstream’s domestic subsidiaries that guarantee the borrowings under the New Credit Facilities.
     Interest on the 2016 Notes accrues at a rate of 8 5/8% per annum. Interest on the 2013 Notes accrues at the rate of 8 1/8% per annum. Interest on the Notes is payable semiannually in arrears on February 1 and August 1 of each year, commencing on February 1, 2007. Windstream will make each interest payment to the holders of record of the Notes on the immediately preceding January 15 and July 15.
     2016 Notes. The 2016 Notes will not be redeemable at Windstream’s option prior to August 1, 2011. On or after August 1, 2011, Windstream may redeem all or a portion of the 2016 Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest and additional interest, if any, thereon to the applicable redemption date, if redeemed during the 12-month period commencing on August 1 of the years set forth below:

Period	Redemption Price
2011	104.313%
2012	102.875%
2013	101.438%
2014 and thereafter	100.00%
     2013 Notes. At any time prior to August 1, 2009, Windstream may redeem up to 35% of the aggregate principal amount of the 2013 Notes at a redemption price of 108.125% of the principal amount thereof, plus accrued and unpaid interest and additional interest, if any, thereon to the redemption date, with the net cash proceeds from one or more equity offerings (as defined in the Indenture), provided that at least 65% of the aggregate principal amount of 2013 Notes remains outstanding immediately after the occurrence of each such redemption and each such redemption occurs within 90 days after the date of the related equity offering.
     At any time, Windstream may redeem all or part of the 2013 Notes upon not less than 30 nor more than 60 days’ prior notice as a redemption price equal to the sum of (i) 100% of the principal amount thereof, plus (ii) a make-whole premium as of the date of redemption, plus (iii) accrued and unpaid interest and additional interest, if any, thereon, to the date of redemption.
     Repurchase upon Change of Control. Upon the occurrence of a change in control (as defined in the Indenture), each holder of the Notes may require Windstream to repurchase all or a portion of the Notes in cash at a price equal to 101% of the aggregate principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, thereon to the date of repurchase.
     However, subject to certain exceptions, the New Credit Facilities limit Windstream’s ability to repurchase the Notes prior to their maturity and also provides that certain changes of control with respect to Windstream would constitute a default under the New Credit Facilities.
     Other Covenants. The Indenture contains covenants that limit, among other things, Windstream’s and certain of its subsidiaries’ ability to (1) incur additional debt and issue preferred stock, (2) make certain restricted payments, (3) consummate specified asset sales, (4) enter into transactions with affiliates, (5) create liens, (6) impose restrictions on the payment of dividends or make other distributions, (7) make certain investments, (8) merge or consolidate with another person, (9) make certain capital expenditures and (10) enter new lines of business. In addition, the financial covenants under Indenture will require Windstream to maintain a consolidated leverage ratio at 4.50 to 1.0 at the time of incurrence of additional indebtedness.
     Events of Default. The Indenture provides for customary events of default (subject in certain cases to customary grace and cure periods), which include nonpayment, breach of covenants in the Indenture, payment defaults or acceleration of other indebtedness, a failure to pay certain judgments and certain events of bankruptcy and insolvency. Generally, if an event of default occurs, the Trustee or holders of at least 25% in principal amount of the then outstanding Notes of a series may declare the principal of and accrued but unpaid interest, including additional interest, on all the Notes of such series to be due and payable.
     The foregoing description of the Indenture, First Supplemental Indenture, 2016 Notes and 2013 Notes is summary in nature and is qualified in its entirety by reference to the Indenture, First Supplemental Indenture, 2016 Notes and 2013 Notes, copies of which are attached hereto as Exhibit 4.1, 4.2, 4.3 and 4.4, respectively, and are incorporated herein by reference.
Registration Rights Agreement
     In connection with the offering of the Notes, with respect to each series of Notes, Windstream has agreed pursuant to a Registration Rights Agreement, dated July 17, 2006 (the “Registration Rights Agreement”), among Windstream, the guarantors named therein, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., Wachovia Capital Markets, LLC and Barclays Capital Inc. (the “Initial Purchasers”) to file a registration statement (the “Exchange Offer Registration Statement”) with the Securities and Exchange Commission (the “SEC”) with respect to a registered offer (the “Registered Exchange Offer”) to exchange each series of Notes for new notes of Windstream (the “Exchange Notes”) having terms substantially identical in all material respects to such series of Notes within 120 days of the date the Notes were issued (the “Issue Date”), and to use its commercially reasonable efforts to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act of 1933, as amended (the “Securities Act”), within 180 days after the Issue Date. The Exchange Notes will generally be freely transferable under the Securities Act.
     In addition, Windstream has agreed under certain circumstances to file one or more shelf registration statements to cover resales of the Notes. In the event that (i) applicable interpretations of the staff of the SEC do not permit Windstream to effect a Registered Exchange Offer, (ii) for any other reason the Registered Exchange Offer is not consummated within 210 days of the Issue Date, (iii) an Initial Purchaser notifies Windstream following consummation of the Registered Exchange Offer that Notes held by such Initial Purchaser are not eligible to be exchanged for the Exchange Notes in the Registered Exchange Offer, or (iv) certain holders of the Notes are not permitted to participate in the Registered Exchange Offer or do not receive fully tradable Exchange Notes pursuant to the Registered Exchange Offer, Windstream will, at its cost, (a) promptly file and use its commercially reasonable efforts to cause to become effective no later than 210 days after the Issue Date a shelf registration statement with the SEC covering resales of the applicable series of Notes and (b) use its commercially reasonable efforts to keep the shelf registration statement continuously effective for a period of two years after its effective date (subject to certain exceptions).
     If Windstream fails to satisfy these obligations and its other obligations as set forth in the Registration Rights Agreement, Windstream will be required to pay additional interest to the holders of the Notes. Windstream agreed that if: (i) it does not file an Exchange Offer Registration Statement with respect to a series of Notes with the SEC on or prior to the 120th day following the Issue Date, (ii) the Exchange Offer Registration Statement is not declared effective on or prior to the 180th calendar day following the Issue Date, or (iii) the Exchange Offer is not consummated or a shelf registration statement is not declared effective, in each case on or prior to the 210th day following the Issue Date, (any event described in (i) through (iii) being referred to individually as a “Registration Default”), then Windstream will pay additional cash interest on the applicable series of Notes. The rate of the additional interest will be 0.25% per annum for the first 90-day period immediately following the occurrence of a Registration Default, and such rate will increase by an additional 0.25% per annum with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum additional interest rate of 1.0% per annum. Windstream will pay such additional interest on regular interest payment dates. Such additional interest will be in addition to any other interest payable from time to time with respect to applicable series of Notes and Exchange Notes.
     The foregoing description of the Registration Rights Agreement is summary in nature and is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is attached hereto as Exhibit 4.5 and incorporated herein by reference.
First Supplemental Indenture to Valor Indenture
     On the Closing Date, certain subsidiaries of Windstream entered into a First Supplemental Indenture (the “Supplemental Indenture”) to that certain Indenture dated February 14, 2005 executed between Valor and the Bank of New York, as trustee, pursuant to which such subsidiaries unconditionally guaranteed the 7 3/4% Senior Notes due 2015, previously issued by Valor, on the terms and conditions set forth therein.
     The foregoing description of the Supplemental Indenture is summary in nature and is qualified in its entirety by reference to the Supplemental Indenture, a copy of which is attached hereto as Exhibit 4.6 and is incorporated herein by reference.
Amendment to Employee Benefits Agreement
     Alltel and Spinco entered into an Employee Benefits Agreement on December 8, 2005 to allocate assets, liabilities and responsibilities with respect to certain employee benefit plans, policies and programs between them as part of the spin-off of Spinco from Alltel and Merger to form Windstream. The Employee Benefits Agreement was amended on July 17, 2006 to provide that (i) the allocation to Spinco with respect to Alltel’s incentive plans applies to both active and former wireline employees, (ii) Alltel restricted shares held by active and former wireline employees will vest on August 3, 2006 rather than on the Closing Date, and (iii) the obligations of certain designated former wireline employees under the Alltel Corporation Benefit Restoration Plan, Alltel Corporation Executive Deferred Compensation Plan and Alltel Corporation 1998 Management Deferred Compensation Plan will be transferred to Spinco, along with an amount of cash corresponding to the liabilities.
Executive Compensation Plans
     Pursuant to the Employee Benefits Agreement, as amended, Spinco was required to establish plans that are substantially identical to certain executive compensation plans maintained by Alltel prior to the spin-off and Merger. As a result, Spinco adopted on the Closing Date the following executive compensation plans:

•	Windstream Performance Incentive Compensation Plan. Under this plan, designated officers or key management employees of Windstream have the opportunity to receive annual cash incentive payments based on the achievement of certain pre-established corporate or individual performance measures.

•	Windstream Supplemental Medical Expense Reimbursement Plan. This plan pays the medical expenses of certain executives and their dependents that are not otherwise covered by another company medical plan (up to a maximum of $3,000 per year).

•	Windstream Benefit Restoration Plan. Federal tax laws place certain limitations on the benefits that may be paid under qualified retirement plans. This plan provides for the payment of any amounts not payable under the qualified plan attributable to these federal tax limitations for designated participants, including the ability to make certain deferrals of compensation. Amounts generally commence to be distributed from this plan at the same time as the participant’s related qualified plan benefit, subject to the restrictions of section 409A of the tax code.

•	Windstream Executive Deferred Compensation Plan. This plan is a “frozen” plan, meaning that there are no active deferrals under this plan. Instead, the plan will administer prior deferrals of compensation made by participants. Amounts generally commence to be distributed from this plan in a lump sum or installments upon the attainment by the participant of a specified age or in a specified year, as elected by the participant in accordance with the terms of the plan.

•	Windstream Management Deferred Compensation Plan. Under this plan, certain designated participants have the opportunity to defer their base salary and bonuses earned during 2006. The plan will also administer prior deferrals of compensation made by participants. Amounts generally commence to be distributed from this plan in a lump sum or installments upon the attainment by the participant of a specified age or in a specified year, as elected by the participant in accordance with the terms of the plan.
     The foregoing description of the amendments to the Employee Benefits Agreement and the adoption of the various Windstream executive compensation plans is qualified in its entirety by reference to the full text of the agreements and plans filed as Exhibits 10.7, 10.8, 10.9, 10.11, and 10.12 hereto and incorporated by reference herein.
Indemnification Agreements
     Effective as of the Closing Date, Windstream entered into an Indemnification Agreement (the “Indemnification Agreement”) with each of the directors of Windstream, including Francis Frantz who serves as Chairman of the board and Jeffery Gardner who also serves as President & CEO, and each of the following additional executive officers of Windstream: Keith Paglusch — Chief Operating Officer, Brent Whittington — Executive Vice President & CFO, John Fletcher — Executive Vice President & General Counsel, Rob Clancy — Senior Vice President & Treasurer, Susan Bradley — Senior Vice President, Human Resources, Mike Rhoda — Senior Vice President, Governmental Affairs and Tony Thomas — Controller (collectively, the “Indemnitees”). The Indemnification Agreement provides the Indemnitees with indemnification to the fullest extent permitted by law and additional related rights as provided in the Indemnification Agreement.
     The foregoing description of the Indemnification Agreements is qualified in its entirety by reference to a form of the Indemnification Agreement, a copy of which is attached hereto as Exhibit 10.13 and incorporated herein by reference.
Restricted Stock Grants
     Effective July 17, 2006, the Compensation Committee of the Board of Directors of Windstream approved forms of Restricted Share Agreements under the Windstream Corporation 2006 Equity Incentive Plan for designated executives and non-employee directors. The restricted shares granted to designated executives will either, vest in three equal installments on August 1, 2007, August 1, 2008 and August 1, 2009 or vest in whole on August 1, 2009, depending upon the award granted. Notwithstanding the type of award granted, an award to a designated executive will follow immediately vest, upon the death or permanent disability of the grantee or if the grantee’s employment with Windstream is terminated without cause (as defined in the agreement), or the grantee terminates his employment with Windstream for good reason (as defined in the agreement), in each case within the two year period immediately following a change in control of Windstream. The restricted shares granted to non-employee directors will vest if the grantee continues to serve on the Board for the period beginning on the date of grant and ending on the first anniversary of the date of grant or, if earlier, if the grantee dies or becomes permanently disabled while serving on the Board or a change of control of Windstream occurs.
     The above description of the forms of Restricted Share Agreements is qualified in its entirety by the full text of such agreements which are attached as Exhibits 10.14 and 10.15 to this Current Report on Form 8-K.
Non-Employee Director Compensation
     Effective July 17, 2006, pursuant to a benchmarking review of director compensation of comparable companies, the Compensation Committee of the Board of Directors of Windstream adopted a resolution regarding non-employee director compensation.
     Under the resolution, all non-employee directors will receive: (1) an annual cash retainer of $60,000, (2) a cash fee of $1,750 for each Board and committee meeting attended, and (3) an annual grant of $60,000 in restricted stock under the Windstream Corporation 2006 Equity Incentive Plan. In addition, each non-employee director who serves as chair of a Board committee will receive the following indicated annual cash fee: audit committee chairperson — $12,500, compensation committee chairperson — $10,000 and governance committee chairperson $12,500.
     The above description is qualified in its entirety by the full text of the Director Compensation Program that is filed as Exhibit 10.16 to this Form 8-K and is incorporated herein by reference.
Item 1.02 Termination of a Material Definitive Agreement.
     On the Closing Date, Valor’s bank facility under that certain Amended and Restated Credit Facility dated as of February 14, 2005 among Valor, certain of its affiliates as guarantors and Bank of America, N.A., as administrative agent, and the lenders and other agents party thereto (as amended by Amendment No. 1 dated as of August 9, 2005) was repaid in full. Approximately $781 million of secured loans was repaid in full with the proceeds of the New Credit Facilities.
Item 2.01 Completion of Acquisition or Disposition of Assets.
     On the Closing Date, pursuant to the Merger Agreement, by and among Alltel, Spinco and Valor, Alltel contributed Alltel’s wireline telecommunications business and certain related business operations to Spinco and Spinco merged with and into Valor, with Valor becoming the surviving corporation in the merger. Immediately thereafter, the separate corporate existence of Spinco ceased and Valor changed its name to Windstream Corporation. As a result of the Merger, all of the issued and outstanding shares of Spinco common stock were converted into the right to receive an aggregate of approximately 403,000,000 shares of common stock of Valor, resulting in Alltel’s stockholders holding 85% of the outstanding equity interests of Windstream immediately after the Merger and the stockholders of Valor holding the remaining 15% of such equity.
     Other than in respect of the Merger and the transactions related thereto, no material relationship exists between Windstream and Alltel and any of Alltel’s affiliates, any director or officer of Alltel, or any associate of such director or officer. The description of the terms of the Merger is qualified in all respects by reference to the Merger Agreement, which is attached as Exhibit 2.2 hereto and is incorporated herein by reference.
     Valor’s Registration Statement on Form S-4, as filed with the SEC on February 28, 2006 and amended by Amendment No. 1 to Form S-4 dated April 12, 2006, Amendment No. 2 to Form S-4 dated May 2, 2006, Amendment No. 3 to Form S-4 dated May 23, 2006, and Amendment No. 4 to Form S-4 dated May 26, 2006 (the “Registration Statement”), sets forth certain information regarding the Merger.
     The information provided in Item 1.01 of this Form 8-K is hereby incorporated into this Item 2.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.
     The information provided in Item 1.01 of this Form 8-K concerning the Indenture is hereby incorporated into this Item 2.03.
     The information provided in Item 1.01 of this Form 8-K concerning the New Credit Facilities is hereby incorporated into this Item 2.03.
Item 5.01 Changes in Control of Registrant.
     The information provided in Item 1.01 of this Form 8-K concerning the structure and effects of the spin-off and Merger and the related transactions is hereby incorporated into this Item 5.01.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     At the Effective Time, except for Mr. Anthony J. de Nicola, the Board of Directors of Valor resigned and the Board of Directors of Spinco along with Mr. de Nicola became the Board of Directors of Windstream. The Board of Directors of Windstream consists of the following eight individuals: Francis X. Frantz, Jeffery R. Gardner, Dennis E. Foster, William A. Montgomery, Jeffrey T. Hinson, Judy K. Jones, Frank E. Reed and Anthony J. de Nicola.
     At the Effective Time, the officers of Valor resigned and the officers of Spinco became the officers of Windstream as follows: Mr. Frantz became Chairman of the Board, Mr. Gardner became President and Chief Executive Officer, and Brent K. Whittington became Executive Vice President and Chief Financial Officer. The other initial officers of Windstream consist of Keith D. Paglusch as Chief Operating Officer, John P. Fletcher as Executive Vice President and General Counsel, Michael D. Rhoda as Senior Vice President — Governmental Affairs, Robert G. Clancy, Jr. as Senior Vice President and Treasurer, Susan Bradley as Senior Vice President — Human Resources and Tony Thomas as Controller.
Board of Directors
     Listed below is biographical information for each person who is a member of the Board of Directors of Windstream as of the completion of the Merger.
     Francis X. Frantz, age 52, was most recently Executive Vice President-External Affairs, General Counsel and Secretary of Alltel. Mr. Frantz was responsible for a number of Alltel’s staff functions, including wireline wholesale services, federal and state government and legal affairs, corporate communications, administrative services, and corporate governance. Mr. Frantz joined Alltel in 1990 as senior vice president and general counsel and was appointed corporate secretary in January 1992 and executive vice president in July 1998. Prior to joining Alltel, he was a partner in the law firm of Thompson, Hine and Flory, where he represented Alltel in connection with various business transactions and corporate matters for the last several years of his 12-year tenure with that firm.
     Mr. Frantz is the 2005-2006 Chairman of the Board and Chairman of the Executive Committee of USTelecom, a telecom trade association that represents over 1,000 member companies. He is a member of the Board of Trustees and the Executive Committee and Chairman of the Long-Range Planning Committee of Good Shepherd Ecumenical Retirement Center, a non-profit, ecumenical enterprise that provides affordable living arrangements to over 500 elderly.
     Mr. Frantz is an honors graduate of The University of Akron and of the Ohio State University School of Law, where he served on the Law Journal and was elected to the Order of the Coif.
     Jeffery R. Gardner, age 46, was most recently the Executive Vice President and Chief Financial Officer of Alltel where he was responsible for the finance and accounting functions for Alltel. His responsibilities included Alltel’s capital markets, budgeting and forecasting, strategic planning, accounting, procurement, tax and operational support. Mr. Gardner has been in the communications industry since 1986 and joined Alltel in 1998 when Alltel and 360° Communications merged. While with Alltel, he held a variety of other senior management positions such as senior vice president of finance, president of the Mid-Atlantic Region, vice president and general manager of the Las Vegas market and director of finance.
     He is a member of the board of directors for RF Micro Devices, based in Greensboro, North Carolina, where he serves on the audit committee. He also serves on the board of the Arkansas Symphony Orchestra, the Arthritis Foundation and Pulaski Academy in Little Rock, Arkansas.
     Mr. Gardner earned a degree in finance from Purdue University and a graduate degree in business administration from William and Mary. He is a certified public accountant.
     Dennis E. Foster, age 65, is a principal in Foster Thoroughbred Investments (thoroughbred racing, breeding and training operations) in Lexington, Kentucky, which he joined in June, 1995. Mr. Foster served as a director of Alltel from 1998 through April 20, 2006, where he most recently served as chairman of the Compensation Committee and a member of the Executive Committee. Prior to June 30, 2000, Mr. Foster served as Vice Chairman of Alltel. Mr. Foster is also a director of YRCW (Yellow Roadway Corporation Worldwide) and NiSource Inc.
     William A. Montgomery, age 57, has been a private investor since 1999. From 1989 to 1999, Mr. Montgomery was Chief Executive Officer of SA-SO Company, a company engaged in the distribution of municipal and traffic control products based in Dallas, Texas. Prior to 1989, Mr. Montgomery worked as a registered representative in the financial services industry, most recently serving with Morgan Stanley in the Private Client Services group from 1985 to 1989. He is also a director of Empress Hair Care, a private company that manufactures hair products based in Irving, Texas.
     Jeffrey T. Hinson, age 51, is a financial consultant. Mr. Hinson served as a consultant to Univision Communications Inc., a Spanish language media company in the United States from July 2005 to December 2005. Mr. Hinson served as Executive Vice President and Chief Financial Officer of Univision Communications from March 2004 to June 2005. He served as Senior Vice President and Chief Financial Officer of Univision Radio, the radio division of Univision Communications, from September 2003 to March 2004. From 1997 to 2003, Mr. Hinson served as Senior Vice President and Chief Financial Officer of Hispanic Broadcasting Corporation, which was acquired by Univision Communications in 2003 and became the radio division of Univision Communications. Mr. Hinson is a director and Chairman of the Audit Committee of Live Nation, which is a NYSE-listed company that was spun off by Clear Channel Communications, Inc. in December 2005.
     Judy K. Jones, age 62, served as the Associate Vice President for Strategic Initiatives for the University of New Mexico Health Sciences Center from April 2004 to February 2006. She was Vice President for Advancement of the University of New Mexico from January 1998 to April 2004 and Chief of Staff to the President of the University from April 1988 to January 1998. She currently provides strategic and organizational planning services for public sector organizations in New Mexico and is a member of the Board of Directors of the Lovelace Respiratory Research Institute.
     Frank E. Reed, age 71, is retired. Mr. Reed served as President and Chief Executive Officer of CoreStates Philadelphia National Bank from 1990 to 1995. Mr. Reed served as a director of Alltel from 1998 to 2005, where he served as Chairman of the Audit Committee from 1999 to 2005. He is also a director of Harleysville Group, Inc.
     Anthony J. de Nicola, age 41, has served as a director of Valor since March 2004 and as Chairman since April 2004. Mr. de Nicola is currently a general partner of Welsh, Carson, Anderson & Stowe, which is one of Valor’s stockholders. He joined Welsh, Carson, Anderson & Stowe in 1994 and focuses on investments in the information and business services and communications industries. Before joining Welsh, Carson, Anderson & Stowe, he worked for four years in the private equity group at William Blair & Company. Previously, Mr. de Nicola worked at Goldman, Sachs & Co. in the Mergers and Acquisitions Department. Mr. de Nicola is also a member of the boards of directors of Centennial Communications Corp., ITC Deltacom, Inc., R.H. Donnelly and several private companies.
     The Audit Committee of the Board of Directors of Windstream consists of the following directors: Messrs. Hinson and Reed, and
Ms. Jones – with Mr. Reed as chairman.

     The Compensation Committee of the Board of Directors of Windstream consists of the following directors: Messrs. de Nicola, Foster and Montgomery – with Mr. de Nicola as chairman.
     The Governance Committee of the Board of Directors of Windstream consists of the following directors: Messrs. Foster, Hinson and Montgomery – with Mr. Foster as chairman.
Executive Officers
     Set forth below is certain information about the persons who will serve as the principal executive officer, principal financial officer, principal operating officer and principal accounting officer of Windstream as of the completion of the Merger.
     Francis X. Frantz, Chairman of the Board. A brief description of Mr. Frantz’s business experience during the past five years is included above in “Board of Directors”.
     Jeffery R. Gardner, President and Chief Executive Officer (principal executive officer). A brief description of Mr. Gardner’s business experience during the past five years is included above in “Board of Directors”.
     Brent K. Whittington, age 35, Executive Vice President and Chief Financial Officer (principal financial officer), most recently served as senior vice president of operations support for Alltel. Mr. Whittington joined Alltel in 2002 as vice president for finance and accounting. Prior to joining Alltel, Mr. Whittington was with Arthur Andersen LLP for eight years, most recently serving as an audit manager. He has a degree in accounting from the University of Arkansas at Little Rock. He is a member of the American Institute of Certified Public Accountants.
     Keith D. Paglusch, age 48, Chief Operating Officer (principal operating officer), most recently served as Executive Vice President Operations for Global Signal Inc. Mr. Paglusch joined Global Signal in 2004. Prior to being employed at Global Signal he worked at Sprint Corporation for 18 years where he served in several executive level positions in the wireline, wireless, long distance and corporate organizations. He led the buildout of the Sprint PCS network, as SVP Operations, in addition to serving as President of Sprint E Solutions. Mr. Paglusch also worked for AT&T, Mountain Bell and Southwestern Bell. He has over 25 years of experience in the communications industry and is a graduate of Southeast Missouri State University.
     Anthony W. Thomas, age 35, Controller (principal accounting officer), most recently served as vice-president of investor relations for Alltel. Mr. Thomas joined Alltel in August 1998 as director of revenue accounting. He has held various finance and accounting positions as well as operational roles. Prior to joining Alltel, Mr. Thomas was with 360 Communications until its acquisition by Alltel and was with Ernst & Young LLP for four years. He has a degree in accountancy from the University of Illinois and a MBA from Wake Forest University. He is also a certified public accountant.
Item 5.03 Amendment to Certificate and Bylaws.
     On the Closing Date, the Certificate of Incorporation for Valor was amended and restated pursuant to the Merger Agreement. A comparison of the rights of stockholders and description of the changes to the Valor Certificate of Incorporation before and after the spin-off and Merger are included in the Registration Statement. On the same day, the Board of Directors of Valor merged a wholly-owned subsidiary of Valor into Valor and, in connection with such merger, changed the name of Valor from “Valor Communications Group, Inc.” to “Windstream Corporation.” After which Valor filed a Restated Certificate of Incorporation, reflecting the name change. A copy of the Restated Certificate of Incorporation is included as Exhibit 3.1 to the Registration Statement and is incorporated herein by reference.
     In addition, in connection with the Merger, the Bylaws of Windstream were also amended and restated. A comparison of the rights of stockholders and description of the changes to the Windstream Bylaws before and after the spin-off and Merger is included in the Registration Statement. A copy of the Amended and Restated Bylaws is included as Exhibit 3.2 to the Registration Statement and is incorporated herein by reference.

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.
     Effective on the Closing Date, Windstream adopted a new Code of Ethics (the “Code”). The Code applies to all Windstream employees, directors and officers, including its principal executive officer, principal financial officer and controller.
     The Code is filed as Exhibit 99.2 to this report and is incorporated herein by reference, and is posted on Windstream’s website at www.windstream.com.
Item 8.01 Other Events.
     In connection with the closing of the Merger, Windstream relocated its corporate headquarters from 201 East John Carpenter Freeway, Suite 200, Irving, Texas 75062 to 4001Rodney Parham Road, Little Rock, Arkansas 72212. Windstream’s new phone number is (501) 748-7000.
Item 9.01 Financial Statements and Exhibits.
(a) Financial statements of business acquired.
     The following report and audited financial statements of Spinco are incorporated herein by reference from the Registration Statement:
(i)	Report of Spinco’s Independent Registered Public Accounting Firm dated February 27, 2006;

(ii)	Combined Balance Sheets as of December 31, 2005 and December 31, 2004;

(iii)	Combined Statements of Operations and Comprehensive Income for the years ended December 31, 2005, 2004 and 2003;

(iv)	Combined Statements of Cash Flows for the years ended December 31, 2005, 2004 and 2003; and

(v)	Combined Statements of Equity for the years ended December 31, 2005, 2004 and 2003; and

(vi)	Notes to Combined Financial Statements.
     The following unaudited financial statements of Spinco are incorporated herein by reference from the Registration Statement:
(i)	Combined Balance Sheets as of March 31, 2006 and December 31, 2005;

(ii)	Combined Statements of Operations and Comprehensive Income for the three months ended March 31, 2006 and 2005;

(iii)	Combined Statements of Cash Flows for the three months ended March 31, 2006 and 2005; and

(iv)	Notes to Unaudited Interim Combined Financial Statements.
(b) Pro Forma Financial Information.
(i)	Unaudited Pro Forma Combined Condensed Balance Sheet as of March 31, 2006;

(ii)	Unaudited Pro Forma Combined Condensed Income Statement for the three months ended March 31, 2006; and

(iii)	Unaudited Pro Forma Combined Condensed Income Statement for the fiscal year ended December 31, 2005;

(iv)	Notes to Pro Forma Combined Condensed Financial Statements.
(d) Exhibits

Exhibit
Number	Description
Exhibit 2.1	Distribution Agreement, dated as of December 8, 2005, between Alltel Corporation and Alltel Holding Corp. (incorporated herein by reference to Exhibit 2.1 to Current Report on Form 8-K of Alltel Corporation dated December 9, 2005)

Exhibit 2.2	Agreement and Plan of Merger, dated as of December 8, 2005, among Alltel Corporation, Alltel Holding Corp., and Valor Communications Group, Inc. (incorporated herein by reference to Exhibit 2.2 to Current Report on Form 8-K of Alltel Corporation dated December 9, 2005)

Exhibit 3.1	Amended and Restated Certificate of Incorporation of Windstream Corporation (incorporated herein by reference to Exhibit 3.1 to Amendment No. 3 to Valor’s Registration Statement on Form S-4 filed May 23, 2006)

Exhibit 3.2	Amended and Restated Bylaws of Windstream Corporation (incorporated herein by reference to Exhibit 3.2 to Amendment No. 3 to Valor’s Registration Statement on Form S-4 filed May 23, 2006)

Exhibit 4.1	Indenture dated July 17, 2006 among Windstream Corporation, certain subsidiaries of Windstream as guarantors thereto and SunTrust Bank, as trustee

Exhibit 4.2	Form of 8 1/8% Senior Note due 2013 (included in Exhibit 4.1)

Exhibit 4.3	Form of 8 5/8% Senior Note due 2016 (included in Exhibit 4.1)

Exhibit 4.4	First Supplemental Indenture dated as of July 17, 2006 among Windstream Corporation, certain subsidiaries of Windstream as guarantors thereto and SunTrust Bank, as trustee

Exhibit 4.5	Registration Rights Agreement dated July 17, 2006 among Windstream Corporation, certain subsidiaries of Windstream as guarantors thereto and Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., Wachovia Capital Markets, LLC and Barclays Capital Inc.

Exhibit 4.6	First Supplemental Indenture dated as of July 17, 2006, to Valor Communications Group, Inc. Indenture dated February 14, 2005, among certain subsidiaries of Windstream Corporation as guarantors thereto and The Bank of New York, as trustee

Exhibit 10.1	Transition Services Agreement dated July 17, 2006 between Alltel Corporation and Alltel Holding Corp.

Exhibit 10.2	Reverse Transition Services Agreement dated July 17, 2006 between Alltel Corporation and Alltel Holding Corp.

Exhibit 10.3	Tax Sharing Agreement dated July 17, 2006 among Alltel Corporation, Alltel Holding Corp. and Valor Communications Group, Inc.

Exhibit 10.4	First Amendment to Securityholders Agreement dated July 17, 2006, by and among Valor and Welsh, Carson, Anderson & Stowe and certain individuals affiliated therewith, Vestar Capital Partners and certain individuals affiliated therewith, and certain of other stockholders of Valor

Exhibit 10.5	Credit Agreement dated July 17, 2006 among Windstream Corporation, certain lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Syndication Agent, and Bank of America, N.A., Citibank, N.A., and Wachovia Bank, National Association as Co-Documentation Agents

Exhibit 10.6	Assumption Agreement dated July 17, 2006 executed by Windstream

Exhibit 10.7	Amendment No. 1 to the Employee Benefits Agreement dated July 17, 2006 among Alltel Corporation and Alltel Holding Corp.

Exhibit 10.8	Windstream Corporation Performance Incentive Compensation Plan

Exhibit 10.9	Windstream Corporation Supplemental Medical Expense Reimbursement Plan

Exhibit 10.10	Windstream Corporation Benefit Restoration Plan

Exhibit 10.11	Windstream Corporation Executive Deferred Compensation Plan

Exhibit 10.12	Windstream Corporation Management Deferred Compensation Plan

Exhibit 10.13	Form of Indemnification Agreement

Exhibit 10.14	Form of Restricted Shares Agreement — Designated Executives

Exhibit 10.15	Form of Restricted Shares Agreement — Non-Employee Directors

Exhibit 10.16	Director Compensation Program

Exhibit
Number	Description
Exhibit 99.1	Windstream Corporation Code of Ethics

Exhibit 99.2	Unaudited Pro Forma Condensed Combined Financial Statements

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WINDSTREAM CORPORATION

By:	/s/ Robert G. Clancy, Jr.

Name: Robert G. Clancy, Jr.
Title: Senior Vice President — Treasurer
July 21, 2006

EXHIBIT INDEX

Exhibit
Number	Description
Exhibit 2.1	Distribution Agreement, dated as of December 8, 2005, between Alltel Corporation and Alltel Holding Corp. (incorporated herein by reference to Exhibit 2.1 to Current Report on Form 8-K of Alltel Corporation dated December 9, 2005)

Exhibit 2.2	Agreement and Plan of Merger, dated as of December 8, 2005, among Alltel Corporation, Alltel Holding Corp., and Valor Communications Group, Inc. (incorporated herein by reference to Exhibit 2.2 to Current Report on Form 8-K of Alltel Corporation dated December 9, 2005)

Exhibit 3.1	Amended and Restated Certificate of Incorporation of Windstream Corporation (incorporated herein by reference to Exhibit 3.1 to Amendment No. 3 to Valor’s Registration Statement on Form S-4 filed May 23, 2006)

Exhibit 3.2	Amended and Restated Bylaws of Windstream Corporation (incorporated herein by reference to Exhibit 3.2 to Amendment No. 3 to Valor’s Registration Statement on Form S-4 filed May 23, 2006)

Exhibit 4.1	Indenture dated July 17, 2006 among Windstream Corporation, certain subsidiaries of Windstream as guarantors thereto and SunTrust Bank, as trustee

Exhibit 4.2	Form of 8 1/8% Senior Note due 2013 (included in Exhibit 4.1)

Exhibit 4.3	Form of 8 5/8% Senior Note due 2016 (included in Exhibit 4.1)

Exhibit 4.4	First Supplemental Indenture dated as of July 17, 2006 among Windstream Corporation, certain subsidiaries of Windstream as guarantors thereto and SunTrust Bank, as trustee

Exhibit 4.5	Registration Rights Agreement dated July 17, 2006 among Windstream Corporation, certain subsidiaries of Windstream as guarantors thereto and Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., Wachovia Capital Markets, LLC and Barclays Capital Inc.

Exhibit 4.6	First Supplemental Indenture dated as of July 17, 2006, to Valor Communications Group, Inc. Indenture dated February 14, 2005, among certain subsidiaries of Windstream Corporation as guarantors thereto and The Bank of New York, as trustee

Exhibit 10.1	Transition Services Agreement dated July 17, 2006 between Alltel Corporation and Alltel Holding Corp.

Exhibit 10.2	Reverse Transition Services Agreement dated July 17, 2006 between Alltel Corporation and Alltel Holding Corp.

Exhibit 10.3	Tax Sharing Agreement dated July 17, 2006 among Alltel Corporation, Alltel Holding Corp. and Valor Communications Group, Inc.

Exhibit 10.4	First Amendment to Securityholders Agreement dated July 17, 2006, by and among Valor and Welsh, Carson, Anderson & Stowe and certain individuals affiliated therewith, Vestar Capital Partners and certain individuals affiliated therewith, and certain of other stockholders of Valor

Exhibit 10.5	Credit Agreement dated July 17, 2006 among Windstream Corporation, certain lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Syndication Agent, and Bank of America, N.A., Citibank, N.A., and Wachovia Bank, National Association as Co-Documentation Agents

Exhibit 10.6	Assumption Agreement dated July 17, 2006 executed by Windstream

Exhibit 10.7	Amendment No. 1 to the Employee Benefits Agreement dated July 17, 2006 among Alltel Corporation and Alltel Holding Corp.

Exhibit 10.8	Windstream Corporation Performance Incentive Compensation Plan

Exhibit 10.9	Windstream Corporation Supplemental Medical Expense Reimbursement Plan

Exhibit 10.10	Windstream Corporation Benefit Restoration Plan

Exhibit 10.11	Windstream Corporation Executive Deferred Compensation Plan

Exhibit 10.12	Windstream Corporation Management Deferred Compensation Plan

Exhibit 10.13	Form of Indemnification Agreement

Exhibit 10.14	Form of Restricted Shares Agreement — Designated Executives

Exhibit 10.15	Form of Restricted Shares Agreement — Non-Employee Directors

Exhibit 10.16	Director Compensation Program

Exhibit 99.1	Windstream Corporation Code of Ethics

Exhibit 99.2	Unaudited Pro Forma Condensed Combined Financial Statements